CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 4, 2014 with respect to the audited financial statements of Natural Gas Fueling and Conversion Inc. for the period from October 2, 2013 (inception) through September 30, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 27, 2015